Exhibit 99.1

Heritage Oaks Bancorp Announces Results of Special Meeting of Shareholders

PASO ROBLES, Calif., March 29, 2017 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP), a bank holding company and the parent of Heritage Oaks Bank (“Bank”), announced today that at the Company's special meeting of shareholders, the shareholders of the Company approved the Company's merger with and into Pacific Premier Bancorp, Inc. (“PPBI”), with PPBI surviving the merger.

Shareholders owning a total of 29,624,658 shares of the 34,223,288 shares issued and outstanding on the record date voted at the meeting. A total of 29,478,182 shares representing 86.13% of the total outstanding shares (99.5% of the votes cast) voted in favor of the merger, 118,787 shares voted against the merger and shareholders holding 27,689 shares abstained.

“We are pleased that our shareholders overwhelmingly support the merger with PPBI and what it means for the markets we serve,” said Simone Lagomarsino, President and CEO of the Company. “I look forward to working with PPBI as our two companies combine to create a stronger, market-leading community bank for our customers and employees.”

Subject to customary closing conditions, the merger of the Company with and into PPBI currently is expected to be consummated effective as of April 1, 2017.

About Heritage Oaks Bancorp

With $2.0 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank. Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo, Santa Barbara, and Ventura counties.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). Statements concerning future performance, developments or events, management's expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements within the meaning of the Act and are subject to a number of risks and uncertainties. Actual results may differ materially from expectations expressed in any forward-looking statements as a result of such risks and uncertainties. Specific risks and uncertainties include, but are not limited to: our ability to complete the proposed merger with Pacific Premier Bancorp, Inc. (“PPBI”) in a timely manner, if at all, and the possibility that the anticipated benefits of the merger with PPBI are not realized when expected or at all; renewed softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; changes in the Company's business strategy or development plans; our ability to attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; any compromise in the secured transmission of confidential information over public networks; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank's operations; and the other risks set forth in the Company's reports filed with the SEC. Additional information on these and other risks and uncertainties that could affect our business, operations and financial results are included in the Company's SEC filings. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements prove to be incorrect, the Company's results could differ materially and adversely from those expressed in, implied or projected by such forward-looking statements. The Company and the Bank assume no obligation to update such forward-looking statements and expressly disclaim any intent to do the same.

CONTACT
Simone Lagomarsino, President & Chief Executive Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5260
slagomarsino@heritageoaksbank.com

Jason Castle, Executive Vice President &Chief Financial Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5294